Exhibit 32.2

Certification of Chief Financial Officer
Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (the “Report”) of Columbus Acquisition Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Michael Sloan, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Michael Sloan
Name: Michael Sloan Title: Senior Vice President and Chief Financial Officer Date: November 14, 2007